THE BEAR STEARNS COMPANIES INC.
                                            IncomeNotes(SM)
                       With Maturities of Nine Months or More from Date of Issue

Registration No. 333-121744
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 12
(To Prospectus dated February 2, 2005,
and Prospectus Supplement dated February 2, 2005)
Trade Date: April 25, 2005
Issue Date: April 28, 2005
The date of this Pricing Supplement is April 25, 2005

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                                                                                                              Interest
                                                  Maturity   Price to   Discounts &                            Payment
   CUSIP#               Interest Rate               Date       Public   Commissions  Reallowance    Dealer    Frequency
-------------------------------------------------------------------------------------------------------------------------
  07387EHM2                5.470%                4/15/2030    100.00%      2.50%        0.350%      98.00%      Semi
-------------------------------------------------------------------------------------------------------------------------

                                         Subject to Redemption
                                         ---------------------
-------------------------------------------------------------------------------------------------------------------------
                    First
                  Interest                                                                     Aggregate
First Interest     Payment   Survivor's                                                        Principal
 Payment Date      Amount      Option    Yes/No         Date and Terms of Redemption            Amount      Net Proceeds
-------------------------------------------------------------------------------------------------------------------------
  10/15/2005       $25.37       Yes       Yes    Commencing on 4/15/2010 and on the 15th       $1,025,000     $999,375
                                                 of each month thereafter until Maturity,
                                                 the Notes may be called in whole at par
                                                 at the option of the Company on ten
                                                 calendar days notice.
-------------------------------------------------------------------------------------------------------------------------

                                     ***
The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.